Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Karl G. Glassman, Benjamin M. Burns, Jennifer J. Davis and S. Scott Luton and each of them (with full power to each of them to act alone) severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and to sign on his or her behalf and in his or her name, place and stead (individually and in all capacities), a Registration Statement on Form S-3, and in any and all capacities to sign any and all amendments (including post-effective amendments) and supplements to a Registration Statement on Form S-3 for the registration of debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, rights, units and/or other securities, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for any offering contemplated by such Registration Statement and any and all other documents and instruments necessary or advisable in connection with such Registration Statement, and to file the Registration Statement(s), with all exhibits thereto (including post-effective amendments) and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in multiple counterparts, and all such counterparts, collectively, shall constitute a single document.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities indicated on the 13th day of June 2024.

Signature	Title

/s/ Karl G. Glassman	President and Chief Executive Officer, Director
Karl G. Glassman	(Principal Executive Officer)

/s/ Benjamin M. Burns	Executive Vice President and Chief Financial Officer
Benjamin M. Burns	(Principal Financial Officer)

/s/ Tammy M. Trent	Senior Vice President and Chief Accounting Officer
Tammy M. Trent	(Principal Accounting Officer)

/s/ Angela Barbee	Director
Angela Barbee

/s/ Mark A. Blinn	Director
Mark A. Blinn

/s/ Robert E. Brunner	Director
Robert E. Brunner

/s/ Mary Campbell	Director
Mary Campbell

/s/ Manuel A. Fernandez	Director
Manuel A. Fernandez

/s/ Joseph W. McClanathan	Director
Joseph W. McClanathan

/s/ Srikanth Padmanabhan	Director
Srikanth Padmanabhan

/s/ Jai Shah	Director
Jai Shah

/s/ Phoebe A. Wood	Director
Phoebe A. Wood